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Exhibit 10.27

 FIRST LOAN AND NOTE MODIFICATION AGREEMENT
(Borrowing Base Revolving Line of Credit)

Extra Space Properties Thirty LLC

        This FIRST LOAN AND NOTE MODIFICATION AGREEMENT (the "Modification") is made effective as of April 9, 2009 by and between EXTRA SPACE PROPERTIES THIRTY LLC, a Delaware limited liability company (the "Borrower"), having its executive offices at c/o Extra Space Storage LLC, 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121, and BANK OF AMERICA, N.A., a national banking association (the "Lender"), whose address is Commercial Real Estate Banking, NV1-119-04-08, 300 S. Fourth Street, 4th Floor, Las Vegas, Nevada 89101.

Recitals

        A.    Lender has extended to Borrower a borrowing base evolving line of credit (the "Loan") in the maximum principal amount of up to Fifty Million and No/100 Dollars ($50,000,000.00) pursuant to a Revolving Line of Credit Agreement (the "Loan Agreement") and evidenced by a Promissory Note (the "Note"), each dated February 13, 2009. Capitalized terms used herein without definition, shall have the meanings given to such terms in the Loan Agreement and Note.

        B.    The Loan is secured by, among other things, nine (9) separate Security Instruments executed by Borrower or a Permitted Subsidiary for the benefit of Lender. Each Security Instrument encumbers a separate Property approved by Lender as a Borrowing Base Property. The Loan Agreement, Note, Security Instruments and all other agreements, documents, and instruments securing the Loan and the Note are referred to individually and collectively as the "Security Documents".

        C.    EXTRA SPACE STORAGE LLC, a Delaware limited liability company (the "Guarantor"), unconditionally guaranteed Borrower's obligations under the Loan and Loan Documents pursuant to that certain Guaranty Agreement dated February 13, 2009 (the "Guaranty").

        D.    The Loan Agreement, the Note, the Security Documents, the Guaranty, any environmental indemnities, guaranties and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as modified in this Modification, are sometimes referred to individually and collectively as the "Loan Documents". Hereinafter, "Loan Agreement", "Note", "Security Instrument", "Security Documents", "Guaranty" and "Loan Documents" shall mean such documents as modified in this Modification.

        E.    Borrower has requested that Lender approve Properties located in Kahului, Maui County, Hawaii (the "Hawaii Property") and in North Bergen, Hudson County, New Jersey (the "New Jersey Property") as Borrowing Base Properties and, in connection therewith, has also requested that Lender modify the Loan and Loan Documents to (i) waive the requirement that 75% of the Hawaii Property be leased prior to adding the Hawaii Property as a Borrowing Base Property, (ii) adjust the Net Operating Income used to calculate the Initial Debt Service Coverage Ratio Value for the Hawaii Property to reflect a vacancy of 30%, (iii) provide that the Hawaii Property shall cease to be a Borrowing Base Property upon the occurrence of certain events as set forth herein, and (iv) reduce the portion of the Borrowing Base attributable to the New Jersey Property by $100,000 until Borrower provides Lender with a no further action letter issued by the New Jersey Department of Environmental Protection (the "NJDEP") with respect to the New Jersey Property.

        F.     Lender is willing to so modify the Loan and Loan Documents, and to make other modifications to such documents, subject to the terms and conditions hereof.

Agreement

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

        1.    Recitals.    Borrower hereby acknowledges the accuracy of the Recitals which are incorporated herein by reference.

        2.    Modifications to Loan Documents.    The Loan Documents are modified as follows:

          2.1    Borrowing Base Properties.    Subject to the terms and conditions of the Loan Agreement, as modified by this Modification, Lender agrees to include the Hawaii Property and the New Jersey Property as Borrowing Base Properties pursuant to the terms and conditions of the Loan Agreement, as amended hereby.

          2.2    Waiver.

            (a)   Borrower acknowledges that the Hawaii Property fails to satisfy the requirement in Section 4.1(c)(ii)(k) of the Loan Agreement that not less than 75% of the rentable self storage units and other rentable Improvements on the Hawaii Property (on an overall square footage basis) be leased to third party tenants prior to being added as a Borrowing Base Property (the "Leasing Requirement"). Subject to Section 2.4 below, Lender hereby waives the failure of the Hawaii Property to satisfy the foregoing Leasing Requirement and agrees that the Hawaii Property may notwithstanding such failure, qualify as a Borrowing Base Property if it meets all of the other terms, conditions and requirements of the Loan Documents. This waiver does not apply to the failure of any other Property or Borrowing Base Property to satisfy the Leasing Requirement at any time. This waiver also does not apply to the failure of any Property or Borrowing Base Property, including the Hawaii Property, to satisfy any other term, condition, or covenant of the Loan Agreement, and all other terms and conditions of the Loan Agreement remain unchanged except as modified herein.

            (b)   Borrower acknowledges that the New Jersey Property fails to satisfy the requirement in Section 4.1(c)(ii)(e) of the Loan Agreement that all environmental issues pertaining to the New Jersey Property be fully remediated in accordance with Applicable Law prior to being added as a Borrowing Base Property (the "Environmental Requirement"). Subject to Section 2.6 below, Lender hereby waives the failure of the New Jersey Property to satisfy the foregoing Environmental Requirement and agrees that the New Jersey Property may notwithstanding such failure, qualify as a Borrowing Base Property if it meets all of the other terms, conditions and requirements of the Loan Documents. This waiver does not apply to the failure of any other Property or Borrowing Base Property to satisfy the Environmental Requirement at any time. This waiver also does not apply to the failure of any Property or Borrowing Base Property, including the New Jersey Property, to satisfy any other term, condition, or covenant of the Loan Agreement, and all other terms and conditions of the Loan Agreement remain unchanged except as modified herein.

          2.3    Net Operating Income for Initial Debt Service Coverage Ratio Value.    In the event the vacancy of the Hawaii Property is less than 30%, the Net Operating Income used to calculate the Initial Debt Service Coverage Ratio Value shall be adjusted downward and determined as if such vacancy were 30%. The foregoing adjustment to the Net Operating Income applies only to the calculation of the Initial Debt Service Coverage Ratio Value for the Hawaii Property and shall not apply when calculating the Initial Debt Service Coverage Ratio Value for any other Property or Borrowing Base Property.

          2.4    Leasing and Tenant Matters.    Section 3 of Schedule 3 to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "3.    Leasing Guidelines.

            Borrower shall not enter into any Lease of self-storage space in the Improvements except in the ordinary course of Borrower's self-storage business and only upon Borrower's standard form of tenant lease. Any material revisions thereto, must have the prior written approval of Lender.

            Not less than 70% of the rentable self storage units and other rentable Improvements on the Hawaii Property (on an overall square footage basis) shall be leased to third party tenants upon the permitted terms and conditions set forth herein. In the event Borrower fails to lease the requisite amount of rentable space on the Hawaii Property for two (2) consecutive calendar quarters, the Hawaii Property shall cease to be a Borrowing Base Property at the time of non-compliance. Lender's determination of compliance with the foregoing leasing requirement shall be based on information provided by Borrower to Lender under Section 7.8 and any additional information requested by Lender pursuant to Section 4 of this Schedule 3. If the Hawaii Property ceases to be a Borrowing Base Property, Lender may recalculate the Borrowing Base and Borrower shall remargin the Loan as required by Section 2.1(b)."

          2.5    Use Restrictions.    Borrower acknowledges that certain covenants, conditions and restrictions are recorded against the Hawaii Property, including, without limitation, the Declaration of Restriction on Use made by A&B Properties, Inc., a Hawaii corporation ("A&B"), dated as of August 7, 1996, and recorded on August 13, 1996 in the Bureau of Conveyances of the State of Hawaii as Document No. 96-116523 (collectively, the "CCRs"). In the event any holder, maker or beneficiary of the CCRs (including, without limitation, A&B), its successors or assigns, enforces, or attempts to enforce, the terms and provisions of the CCRs and use of the Hawaii Property for its intended purposes would be actually prohibited or materially limited as determined by Lender it its sole discretion, the Hawaii Property shall immediately cease to be a Borrowing Base Property. If the Hawaii Property ceases to be a Borrowing Base Property, Lender may recalculate the Borrowing Base and Borrower shall remargin the Loan as required by Section 2.1(b) of the Loan Agreement.

          2.6    No Further Action Letter.    Notwithstanding anything to the contrary set forth in the Loan Documents, until Borrower provides Lender with a no further action letter issued by the NJDEP with respect to the New Jersey Property, the portion of the Borrowing Base attributable to the New Jersey Property shall be reduced by an amount equal to One Hundred Thousand and No/100 Dollars ($100,000.00).

          2.7    Conforming Modifications.    Each of the Loan Documents is hereby modified to the extent required to be consistent with the terms hereof. Rights to or interests in any property granted as security in the Loan Documents, including the Security Instrument, shall remain as security for the obligations of the Borrower under the Loan Documents.

          2.8    References.    Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

        3.    Consent and Agreement of Guarantor.    As a condition precedent to the obligations of Lender hereunder and the effectiveness hereof, Borrower agrees to provide to Lender concurrently with the execution and delivery of this Modification, a fully executed Consent and Agreement of Guarantor in form and substance acceptable to Lender in its sole and absolute discretion.

        4.    Fees and Expenses.

          4.1    Fees and Expenses.    In consideration of Lender's agreements herein, Borrower has agreed to pay to Lender: (i) all legal fees and expenses incurred by Lender in connection herewith, (ii) all title endorsement premium costs incurred by Lender in connection with this Modification;

  and (iii) all other costs and expenses incurred by Lender in connection with this Modification and the extension of the Loan. Borrower acknowledges and agrees that such fees are fully earned and nonrefundable as of the date this Modification is executed and delivered by the parties hereto.

          4.2    Method of Payment.    All fees, costs, expenses and other payments due hereunder shall be paid by Borrower to Lender on the date of closing of this Modification or at such later date as such fees, costs, expenses and other payments are incurred by Lender. Lender may in its discretion, disburse such fees, costs, expenses and other payments as an advance under the Loan and Borrower hereby authorizes such disbursement. Borrower acknowledges and agrees that such fees, costs and expenses are earned and nonrefundable as of the date of closing of this Modification or such later date.

        5.    Ratification of Loan Documents and Collateral.

        The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

        6.    Borrower Representations and Warranties.

        Borrower represents and warrants to Lender:

          6.1   No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

          6.2   There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender.

          6.3   Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

          6.4   Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

          6.5   The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

          6.6   Borrower validly exists under the laws of the State of its formation or organization, has not changed its legal name as set forth above, and has the requisite power and authority to execute and deliver this Modification and to perform the Loan Documents as modified herein. The execution and delivery of this Modification and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Modification has been duly executed and delivered on behalf of Borrower.

        7.    Borrower Covenants.

        Borrower covenants with Lender that:

          7.1   Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Modification.

          7.2   Borrower fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (i) in respect of the

  Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date this Modification is executed and delivered by the parties hereto. Borrower has been advised by its legal counsel, or Borrower has made a reasoned and fully informed decision not to be so represented by counsel, and understands and acknowledges the significance and consequences of this release, and Borrower expressly consents and agrees that the releases contained herein shall be given full force and effect according to each and all of their express terms and provisions including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified.

          7.3   If required by Lender, on or prior to the execution and delivery of this Modification, Borrower shall have executed and delivered, or caused to be executed and delivered, to Lender, each in form and substance satisfactory to Lender, such other documents, instruments, resolutions, subordinations, and other agreements as Lender may require in its sole discretion.

          7.4   If required by Lender, on or prior to the execution and delivery of this Modification, Borrower shall have provided to Lender a certified resolution authorizing this Modification and designating the person or persons authorized to sign this Modification and any related documents on behalf of Borrower.

        8.    Execution and Delivery of Agreement by Lender.

        Lender shall not be bound by this Modification until (i) Lender has executed and delivered this Modification, (ii) Borrower has performed all of the obligations of Borrower under this Modification to be performed contemporaneously with the execution and delivery of this Modification, if any, (iii) Borrower has paid all fees and costs in accordance with Section 4 hereof, and (iv) Guarantor has executed and delivered to Lender a form of Consent and Agreement of Guarantor acceptable to Lender in all respects.

        9.    Integration, Entire Agreement, Change, Discharge, Termination, or Waiver.

        The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

        10.    Binding Effect.

        The Loan Documents, as modified herein, shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower; provided, however, Borrower may not assign any of its rights or delegate any of its obligations under the Loan Documents and any purported assignment or delegation shall be void.

        11.    Choice of Law.

        This Modification shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to conflicts of law principles.

        12.    Counterpart Execution.

        This Modification may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Modification to physically form one document. Receipt by the Lender of an executed copy of this Modification by facsimile shall constitute conclusive evidence of execution and delivery of this Modification by the signatory thereto.

        13.    USA Patriot Act Notice.

        Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan. Lender will ask for the Borrower's legal name, address, tax ID number or social security number and other identifying information. Lender may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of the Borrower, guarantors or other related persons

        [Remainder of Page Intentionally Left Blank]

        DATED as of the date first above stated.

BORROWER:
EXTRA SPACE PROPERTIES THIRTY LLC a Delaware limited liability company
By:	/s/ CHARLES L. ALLEN
Name:	Charles L. Allen
Title:	Manager
LENDER:
BANK OF AMERICA, N.A. a national banking association
By:	/s/ ROBERT A. ST. JOHN
Name:	Robert A. St. John
Title:	Senior Vice President

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FIRST LOAN AND NOTE MODIFICATION AGREEMENT (Borrowing Base Revolving Line of Credit)
Recitals
Agreement